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                                                                     EXHIBIT 3.4

                              DISCREET LOGIC INC.
                             LOGIQUE DISCRETE INC.
                                (the "Company")

                    BY-LAW 1999-1, BEING THE GENERAL BY-LAW



HEAD OFFICE
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1.   The directors may from time to time fix the address of the Head Office of the Company within the judicial district specified in the Articles of the Company.


SEAL
----

2. The seal, an impression of which is stamped in the margin hereof, shall be the seal of the Company.


DIRECTORS
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3.   Subject to the Articles of the Company, the business and affairs of the
     Company shall be managed by a minimum of (1) and a maximum of fifteen (15) directors of whom a majority in office from time to time shall form a quorum. Any change in the number of directors shall require the fixing of a quorum.

4. Election of directors shall not be by ballot unless such a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting at which directors are elected.

5. Notwithstanding any vacancy, the remaining directors may exercise all the powers of the Board of Directors as long as a quorum of directors remains in office. Any vacancy on the Board of Directors may be filled by the remaining directors, except for a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number of minimum number of directors required by the Articles of the Company.


MEETING OF DIRECTORS
--------------------

6. Directors may meet at any place and no formal notice shall be necessary if all the directors are present or if those absent signify their consent in writing to the meeting to the meeting being held in their absence. Notice of any meeting of directors shall be delivered, mailed, or telegraphed to each director not less than two (2) days before the meeting is to take place and shall specify the time and place of such meeting.
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7.    Directors' meetings may be called by any director of the Company.

8. Matters arising at any meeting of directors shall be decided by the affirmative vote of a majority of the directors and in the case of an equality of votes, the chairman shall not have a second vote.

9. All by-laws and resolutions of directors shall be enacted or passed at duly-convened meetings. Alternatively, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

10. A director may, if all the directors of the Company consent, participate in a meeting of directors by means of such communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

11. Where the Company has only one (1) director, that one (1) director constitutes a meeting.


OFFICERS
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12.1  The directors may designate the offices of the Company, specify their duties and titles related to such offices and, subject to the provisions of the Companies Act, delegate to the holders of such officers powers to manage the business and affairs of the Company.

12.2 The directors shall elect from among themselves a President, and, if they see fit, a Chairman of meetings and one (1) or more Vice-Presidents of the Company, and may also appoint all other officers thereof.

12.3 A director may be appointed to any one or more offices of the Company and two (2) or more offices of the Company may be held by the same person.

12.4 The appointment of all officers shall be at the pleasure of the Board of Directors.


MEETINGS OF SHAREHOLDERS
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13.   Subject to the provisions of the Companies Act, meetings of the shareholders shall be held at the Head Office of the Company or elsewhere as the directors may determine. Notice of the time and place of a meeting of shareholders and the nature of any special business to be transacted thereat shall be sent to each shareholder entitled to vote at the meeting to his last known post office address not less that ten (10) days nor more than twenty-five (25) days
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      before the meeting. Subject to the provisions of the Companies Act, meetings of shareholders may be held at any time and place without such notice if all the shareholders of the Company entitled to vote at such meeting are present thereat, and any business may be transacted at such meeting.

14. Notice of any meeting or any irregularity in any meeting, or in the notice thereof, may be waived by any shareholder or the duly-appointed proxy of any shareholder and, without limiting the generality of the foregoing, any shareholder or the duly-appointed proxy of any shareholder may consent in writing to a meeting being held or having being held in his absence without notice and without a quorum, and such meeting shall be deemed to be validly and legally constituted as if a quorum were present. A shareholder and any other person entitled to attend a meeting of shareholders may, in any manner, waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders and attendance of any such person at a meeting of shareholders constitutes such a waiver of notice except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

15. The holders of fifty-one percent (51%) of the shares entitled to vote at a meeting of shareholders, present in person or by proxy, constitute a quorum.

16. Voting at a meeting of shareholders shall be by show of hands except where a poll is demanded by a shareholder or by a proxyholder entitled to vote at the meeting. Matters arising at any meeting of shareholders shall, except as otherwise specifically provided by law, the By-laws of the Company or any Unanimous Shareholders' Agreement, be decided by a resolution passed by the affirmative vote of fifty-one percent (51%) of the shares represented at such meeting. In case of an equality of votes, chairman shall not have a second vote.

17. All resolutions of shareholders shall be passed at duly convened meetings, Alternatively, except as otherwise specifically provided by law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

18. If the Company has only one (1) shareholder, or only one (1) holder of any class or series of shares, the one (1) shareholder present in person or by proxy constitutes a meeting.


SHARES & CERTIFICATES
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19.   The directors may from time to time allot shares in the capital stock of the Company to such person or persons, corporation or corporations and for such consideration as the directors shall determine by resolution. The right to
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      transfer or otherwise deal with the shares may be restricted by a
      Shareholders' Agreement or a Unanimous Shareholders' Agreement.

20. Every shareholder shall be entitled to a share certificate stating the number and class of shares held by him as recorded in the records of the Company.

21. Share certificates shall be in such form as the Board of Directors may approve and such certificates shall be signed by at least one (1) director or officer of the Company or otherwise as the Board of Directors may direct.


LEGAL PROCEEDINGS
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22.   Any one (1) director or officer of the Company or such other person as the directors may from time to time appoint is authorized and empowered: to represent the Company in connection with all Writs of Attachment which may be served upon the Company; to make any affidavit which may be necessary in case of oppositions or other judicial proceedings; to make demands of abandonment or petitions for a winding-up order or in bankruptcy upon or against any of the debtors of the Company; and to attend and vote at meetings of creditors and to grant proxies in connection therewith.


FINANCIAL YEAR END
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23.   The financial year end of the Company shall be determined by the directors from time to time.


INDEMNIFICATION OF DIRECTORS & OFFICERS
---------------------------------------

24.   To the extent permitted by law, and without restricting the generality of
      Section 25 of this General By-law, the Company shall indemnify any director or officer of the Company, any former director or officer of the Company or any person who acts or has acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder of creditor, and his heirs and legal representatives, against all costs, charges and expenses, (including, without limitation, any amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or of such body corporate, if he acted honestly and in good faith with a view to the best interests of the Company or such body corporate and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
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25.  Without restricting the generality of Section 24 of this General By-law,
     The directors of the Company are hereby authorized from time to time to cause the Company to undertake to and to indemnify and hold harmless any director or officer of the Company or any other person who has undertaken or is about to undertake any liability on behalf of the Company or any body corporate controlled by it and to secure such director, officer or other person against any loss by encumbering the whole or any part of the moveable or immoveable property of the Company. Any action taken by the directors under this Section shall not require the approval of or confirmation by the shareholders.


UNANIMOUS SHAREHOLDERS' AGREEMENT
---------------------------------

26. The by-laws of the Company shall be subject to the provisions of any Unanimous Shareholders' Agreement. Whenever the provisions of any By-law of the Company conflict with or derogate from the provisions of such a Unanimous Shareholders' Agreement, the provisions of such Agreement shall prevail.

INTERPRETATION
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27.  In every by-law or resolution of the Company, where the context requires or permits, words connoting any gender shall include corresponding words connoting any other gender, masculine, feminine or neuter and words connoting any number shall include corresponding words connoting singular, composite or plural number.



     The foregoing By-law 1999-1 is certified as the General By-law of the Company, enacted by its directors and as confirmed by the voting shareholders effective March 16, 1999.

                                        /s/ Marcia K. Sterling
                                        --------------------------------
                                        Marcia K. Sterling
                                        Secretary